Exhibit 2.1

ARTICLES OF ORGANIZATION OF ATRISCO OIL AND GAS LLC A New Mexico Limited Liability Company

KNOW ALL PERSONS BY THESE PRESENTS:

The undersigned, acting as an organizer of a company under the New Mexico Limited Liability Company Act (hereinafter called the “Act”), adopts the following Articles of Organization for the Company.

I.

NAME

The name of the Company will be ATRISCO OIL AND GAS LLC.

II .

DURATION

The Company will have a perpetual duration from the date of organization unless sooner dissolved pursuant to the Act.

III.

REGISTERED OFFICE AND PRINCIPAL PLACE OF BUSINESS

The address of the initial registered office of the Company and its principal place of business shall be 401 Coors NW, Albuq., N.M. 87121 and the initial registered agent for the Company at the office shall be Robert S. Simon.

IV.

MANAGER

The management of the Company is reserved to its Board of Directors, which shall be comprised of five members, specifically, four members of said Board will be elected or selected by the Class A Unitholders and one member which shall be selected by the Class B Unitholder, who shall act through their respective agents and who shall be soley responsible for establishment of policies and operating procedures respecting the business and operations of the Company.

V. ORGANIZERS
The name and address of the organizer of the Company is Barbara Page 401 Coors NW Albuq., N.M. 87121 Dated this 8th day of September, 2006.

Barbara Page

Affidavit of Initial Registered Agent

Public Regulation Commission

State of New Mexico

STATE OF NEW MEXICO	)
	)	ss.
COUNTY OF BERNALILLO	)

On this 8th day of September, 2006, before me, a Notary Public in and for the State and County aforesaid, personally appeared Robert S. Simon, who is personally known to me and who, being duly sworn, acknowledged to me that she does hereby accept her appointment as the initial Registered Agent of ATRISCO OIL AND GAS LLC, which is named in the annexed Articles of Organization, and which is applying for a Certificate of Organization pursuant to the provisions of the Limited Liability Company Act of the State of New Mexico.

Robert S. Simon, Registered Agent

SUBSCRIBED AND SWORN TO before me this 8th day of September, 2006.

NOTARY PUBLIC

My commission expires: